PATENT ASSET PURCHASE AGREEMENT AND LICENSE

      This Patent Asset Purchase Agreement and License ("Agreement"), dated as of August 14, 1998 (the "Closing Date"), is made by and between AlliedSignal Inc., a Delaware corporation and acting through its Defense & Space Systems business unit having offices at 699 Route 46, Teterboro, NJ 07608 and 101 Columbia Road, Morris Township, New Jersey 07962 U.S.A. and AlliedSignal Technologies Inc., a corporation of the State of Arizona, having an office at 8440 South Hardy Drive, Tempe, Arizona 85285, U.S.A. (collectively referred to as "Seller"), and Laser Energetics Inc., having an office at 4044 Quaker Bridge Road, Mercerville, NJ 08619, U.S.A., hereinafter referred to as "Purchaser. Seller and Purchaser, collectively, hereinafter may also be referred to as "Parties"

                                   BACKGROUND

      Whereas, Seller is the owner of certain patents and related equipment and documentation relating to Lasers (as defined below); and

      Whereas, Purchaser is interested in acquiring the patents and related equipment and documentation from Seller; and

      Whereas, Seller is willing to sell and Purchaser is willing to purchase the patents and related equipment and documentation under the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises herein set forth, the parties hereto agree as follows:

SECTION 1 - DEFINITIONS

      As used in this Agreement, the following terms shall have the indicated meanings set forth below:

1.1 "Accounting Period" shall mean a calendar year for the years 1999 through 2013.

1.2 "Acquired Assets" shall mean the Patents together with related Equipment and Documentation.

1.3 "Net Sales" shall mean the amount actually billed by Purchaser, or its Affiliates or Licensees to its customers as shown on their invoices, on arms-length sales of Product, less the following deductions where applicable:

      1.3.1 normal and customary cash and trade discounts and credits for returns and allowances;

      1.3.2 insurance costs and transportation charges, if any, paid or allowed by Purchaser; and

      1.3.3 sales or other taxes or duties imposed upon and paid by Purchaser.

      1.3.4 If Purchaser, Affiliates or sublicensees provide Product to customers for other than cash compensation, then the basis for calculating the Net Sales shall mean the average Net Sales of the Product sold by Purchaser, its Affiliates or sublicensees to arms-length customers during the annual deferred payment period in question; if there are no such sales during such period, then the parties shall agree on a reasonable Net Sales for the purpose of calculating royalties; or

1.4 "Seller" and "Purchaser" shall include the Affiliates of the named company.

1.5 "Affiliate" shall mean a corporation, company, or any other legal entity directly or indirectly controlling, controlled by, or under common control with Seller or Purchaser.

1.6 "Patents" shall mean the active U.S. patents and their foreign counterparts as listed in Exhibit A and expired U.S. patents and their foreign counterparts as listed in Exhibit B. Patents shall include all divisionals, continuations, continuations-in-part, re-examinations and reissues thereof.

1.7 "Patent Documents" shall mean all records and physical embodiments relating to the Patents in the documentary form as it exists in Seller's files.

1.8 "Equipment and Documentation" shall mean the equipment and documentation as it currently exists, listed in Exhibit C.

1.9 "Product" shall mean any and all products or components that employ or are produced by the practice of inventions claimed in the Patents.

1.10 "Closing Date" shall mean the day on which this Agreement is fully executed by both Parties.


                                    2 of 16

SECTION 2 - PURCHASE AND SALE

2.1 Purchase and Sale Subject to the terms and conditions of this Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser, and Purchaser hereby purchases and accepts from Seller, all of Seller's right, title and interest in and to all of the Acquired Assets.

      2.1.1 Purchaser acknowledges that Exhibit B represents patent assets that have expired and are no longer valid.

2.2 Delivery Seller shall deliver, at Purchaser's expense, within thirty (30) days of the Closing Date, all Patent Documents and all Equipment and Documentation to Purchaser.

SECTION 3 - BASE PURCHASE PRICE AND DEFERRED COMPENSATION

3.1 Purchase Price and Payment Purchaser is acquiring the Acquired Assets for a defined consideration, and for the convenience of the Purchaser, Seller has agreed to accept compensation in the form of a Base Purchase Price and Deferred Compensation. The Parties explicitly agree that the Base Purchase Price and Deferred Compensation are irrevocable and based on the value of the Acquired Assets as of the Closing Date. The Base Purchase Price of One Hundred and Sixty Thousand Dollars shall be paid to Seller in two installments as follows:

      3.1.1 Thirty Thousand ($30,000) due upon execution of this Agreement;

      3.1.2 One Hundred and Thirty Thousand ($130,000) due within one hundred and twenty (120) days of execution of this Agreement.

3.2 Deferred Compensation In addition to the Base Purchase Price, Seller agrees to accept from Purchaser Deferred Compensation for the Acquired Assets based on sales of Product through the year 2012. Purchaser, its Affiliates and Licensees shall pay Seller the Deferred Compensation as calculated below:

      3.2.1 A six percent (6%) annual royalty on Net Sales of all Products beginning in the 1999 Accounting Period through the 2012 Accounting Period, but in no event less than the Annual Guaranteed Minimum Payment (as defined below).

            3.2.1.1 In the event that any Product is sold for currency other than United States currency, the royalty payable shall first be calculated using the currency exchange rate (listed in the Wall Street Journal) in effect on the date that the royalty payment is due. Such royalty payments shall be reduced by any taxes, assessments, or other charges of any kind or description imposed on Purchaser, its Affiliates or Licensees by any foreign country. In the event that withholding tax is imposed on Purchaser, its Affiliates, or Licensees, the authenticated tax receipt issued to substantiate payment of such tax shall be issued to Seller and such tax receipt shall be delivered to Seller concurrently with any royalty payment subject to such tax.


                                    3 of 16

      3.2.2 The Purchaser shall pay to the Seller an annual guaranteed minimum payment ("Annual Guaranteed Minimum Payment") of Twenty-Five Thousand Dollars ($25,000.00) payable as follows:

            3.2.2.1 Purchaser shall pay an annual guaranteed minimum payment of Twenty-Five Thousand Dollars ($25,000.00) for each calendar year, or Accounting Period, commencing on January 1, of the year after laser sales begin, but no later than January 1, 2000 and every calendar year thereafter through the year 2012.

            3.2.2.2 In addition to any payments due under 3.2.1, the Annual Guaranteed Minimum Payment shall be made in accordance with the Promissory Note attached hereto as Exhibit D.

      3.2.3 Purchaser shall deliver to Seller, within forty-five (45) days after each Accounting Period, a true and accurate written report giving such particulars of the business conducted by Purchaser during the Accounting Period as are pertinent to an accounting for royalties for Product under this Agreement and shall pay to Seller all royalty amounts due less the Annual Guaranteed Minimum Payment. The written report shall include:

            3.2.3.1 the Net Sales of Product during the Accounting Period;

            3.2.3.2 the calculation of royalties thereon;

            3.2.3.3 the quantities of Product used or otherwise disposed of as contemplated by section 1.3.4 ;

            3.2.3.4 the calculation of royalties from (3.2.3.3); and

            3.2.3.5 the total royalties payable for the Accounting Period or a statement that no royalties are payable.

            3.2.3.6 Any payments hereunder shall be made in U.S Dollars on each March 1st following the Accounting Period on which payments are being made by means of wire transfer and as specified in Section 3.3.

            3.2.3.7 By way of illustration only, and not intended to affect the terms of this Agreement or the Promissory Note, if the first Accounting Period is the year 2000, the first payment shall be made on March 1st 2001 which shall include the Annual Guaranteed Minimum Payment and any additional royalty payments. The last payment shall be made on March 1st 2014 which shall include the last Annual Guaranteed Minimum Payment and any additional royalty payments.


                                    4 of 16

      3.2.4 Royalties payable for a particular Accounting Period shall be credited` against the Annual Guaranteed Minimum Payment due for each corresponding Accounting Period.

      3.2.5 No more than one royalty payment shall be required on any individual Product sold by Purchaser, its Affiliates or Licensees regardless of the form or number of times each such Product is resold. For instance, no payment shall be required from a Licensee that converts, makes, and sells a Product for which Purchaser makes a royalty payment.

3.3 All payments made under this Section shall be in U.S. dollars and wired transferred to:

               Mellon Bank
               Pittsburgh, PA
               ABA 043000261
               AlliedSignal Technologies Inc.
               Account No. 009-7594
               Advice:

3.4 Purchaser shall pay interest to Seller at a rate of two (2) percent over the prime interest rate as established by the Chase Manhattan Bank on any and all amounts that are at any time overdue and payable to Seller under this Agreement. The payment of such interest shall not replace any of Seller's other rights under this Agreement resulting from Purchaser's failure to pay any amounts due hereunder.

SECTION 4 - ACCOUNTING

4.1 The Purchaser shall keep, and shall cause its Affiliates and Licensees to keep, adequate books and records in sufficient detail to enable the royalties payable hereunder to be determined.

4.2 Acceptance by the Seller of any payment tendered hereunder, whether or not the amount thereof shall be in dispute, shall not constitute acceptance of the account or schedules on which such payment is based; provided, however, that the correctness of any such payment shall be conclusively presumed unless questioned within three (3) years from the date of receipt thereof.


                                    5 of 16

4.3 The Seller shall have the right to inspect, through its personnel or an independent certified public accountant designated by the Seller for such purpose, during regular business hours, any or all pertinent books and records of the Purchaser for the purpose of verifying the correctness of any account furnished to the Seller and compliance by the Purchaser with its obligations hereunder; provided, however, that nothing herein contained shall obligate the Purchaser to retain books and records with respect to any payment made hereunder longer than three (3) years after receipt by the Seller of such payment, unless questions regarding such books and records are still unresolved at the end of such three (3) year period. If any inspection shows that the royalty set forth in Section 3 above was underpaid by greater than ten percent (10%) of the amount actually due to Seller, Purchaser shall reimburse Seller for all fees and expenses of the accountant who conducted the inspection.

      4.3.1 Purchaser shall ensure such audits with its Affiliates and Licensees and shall be responsible for the contractual compliance of its Affiliate's and Licensee's obligations to Seller.

SECTION 5: - LICENSE TO SELLER

5.1 Purchaser grants to Seller a non-exclusive, paid-up, royalty free, irrevocable, worldwide license to practice the Patents solely for Seller's internal business purposes. The above grant includes the right to sublicense the Patents to Seller's Affiliates, to be used by such Affiliates solely for internal purposes. For the purpose of the foregoing, Seller acknowledges that "internal purposes" means non-commercial purposes, it being acknowledged and agreed that all potential commercial applications of the Patents shall belong entirely to Purchaser.

SECTION 6: - PATENT MAINTENANCE AND ABANDONMENT

6.1 Purchaser shall be solely responsible at its own costs to maintain the Patents.

6.2 Purchaser shall not discontinue the payment of maintenance fees for any Patent without the prior written consent of Seller. Purchaser shall give Seller written notice of Purchaser's desire to abandon any patent at least one hundred and twenty (120) days prior to the date that the patent would go abandoned. Seller shall have the option to acquire all right, title and interest in any such patent and continue the maintenance thereof at its own expense.


                                    6 of 16

SECTION 7: WARRANTY

7.1 The Seller warrants that it is the owner of the Patents as well as the Equipment and Documentation, and has the right to enter into this Agreement. The Seller has not made any prior transfer or license of any of the Acquired Assets.

7.2 The Seller assumes no responsibility and does not make any warranty expressed or implied or indemnification with respect to the manufacture, use, sale or other disposition by Purchaser or its Affiliates or Licensees of Products incorporating or made by use of any Patent or Equipment and Documentation transferred under this Agreement, including any warranty that the practice of any Patent, Equipment and Documentation transferred hereunder is free from infringement of any third party intellectual property rights. Notwithstanding the foregoing, the Seller represents and warrants that there are no claims, actions, suits or proceedings pending or threatened against the Seller relating to the Acquired Assets.

7.3 Except as set forth in Sections 7.1 and 7.2, Seller makes no representations or warranties of any kind either expressed or implied with respect to the validity or scope of the Patents and shall not be liable to Purchaser by reason of the fact that one or more of the patents, or one or more of the claims thereof, may be adjudged invalid.

7.4 Seller makes no representations or warranties of any kind either expressed or implied with respect to the status or scope of the Patents listed in Exhibit B and shall not be liable to Purchaser by reason of the fact the Patents listed in Exhibit B have no force or effect in the United States or any foreign country.

7.5 THE EQUIPMENT TRANSFERRED HEREUNDER IS FURNISHED IN AN "AS IS" CONDITION. SELLER SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR OTHER TYPE OF DAMAGES. ALL WARRANTIES WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED AND DISCLAIMED. SELLER EXPRESSLY EXCLUDES AND DISCLAIMS ANY AND ALL LIABILITY ARISING OUT OF, RESULTING FROM, OR IN CONNECTION WITH THE USE, OPERATION, DESIGN, CONDITION, SUITABILITY, FAILURE, MALFUNCTION OR DEFECT IN THE EQUIPMENT PROVIDED HEREUNDER.

SECTION 8 INDEMNIFICATION

8.1 Seller Indemnification Purchaser assumes all duties and obligations arising out of its practice of the Patents or its producing or using Products after the Closing Date. Purchaser assumes all risk and liability for failure or alleged failure to meet such duties or obligations, including, without limitation, any suit arising from any allegation of the Purchaser's infringement of any adversely held patent by reason of the Purchaser's use of the Patents. Purchaser shall exonerate, hold harmless, defend and indemnify Seller against any kind of claim or liability whatsoever arising out of such failure or alleged failure including, without limitation, claims of customers, end-users, members of the public, any government or any agency thereof or employee's claims.


                                    7 of 16

8.2 Purchaser Indemnification Seller assumes all duties and obligations arising out of its practice of the Patents or its producing or using Products prior to and including the Closing Date. Seller assumes all risk and liability for failure or alleged failure to meet such duties or obligations. Seller shall exonerate, hold harmless, defend and indemnify Purchaser against any claim or liability whatsoever arising out of such failure or alleged failure including, without limitation, claims of customers, end-users, members of the public, any government or any agency thereof or employee's claims prior to and including the Closing Date.

      8.2.1 Seller shall have no obligation to Purchaser to defend any claim or suit or to hold harmless or to indemnify against any loss, cost, expense, payment or damage, arising from any allegation of infringement or violation of any patent right or other right or alleged right of a third party by reason of Purchaser's use of the Patents.

8.3 Seller shall have no obligation to bring or prosecute actions or suits against third parties for infringement of any Patents transferred hereunder.

SECTION 9 LIMITATION OF LIABILITY

9.1 Neither Party is liable to the other, whether in contract, tort or otherwise, for consequential, special, indirect or incidental damages, including without limitation lost profits or revenues, even if informed that they may occur.

9.2 In no event shall Seller's total liability to Purchaser, whether in contract, tort or otherwise, exceed the total amount of monies paid by Purchaser to Seller under the terms of this Agreement.

SECTION 10 GENERAL PROVISIONS

10.1 Survival All representations, warranties, indemnifications, covenants and agreements of or by any of the Parties contained in this Agreement shall survive the Closing Date.

10.2 Governing Law This Agreement shall be construed and interpreted, and performance hereunder shall be governed by the laws of the state of New Jersey, without regard to its conflict of laws principles.


                                    8 of 16

10.3 Assignment This Agreement may not be assigned or crosslicensed by the Purchaser without the prior written consent of the Seller, which consent shall not be unreasonably withheld and which consent shall not be required with respect to Affiliates and/or a successor to the business of Purchaser to which it relates. Except as otherwise permitted by Seller, Purchaser's obligations under this Agreement shall apply to the assignee, or crosslicensee and Purchaser shall require the assignee or crosslicensee to comply therewith. Except as so provided, any purported assignment hereof shall be null and void.

10.4 Binding Effect This Agreement shall be binding and inure to the benefit of the Parties and their successors or assigns.

10.5 Notice Any notice, payment or other communication required or authorized to be given by either party to the other hereunder shall be in writing and shall be delivered personally or by registered international air mail, electronic transmission, facsimile, telegraph or cable, postage or other charges prepaid, addressed to the party to receive the same at the address set forth below or such other address as such party shall have specified by written notice hereunder:

                  If to Seller:

                           AlliedSignal Technologies Inc.
                           8440 South Hardy Drive
                           Tempe, Arizona  85285

                           Attention: President

                           with a copy to:

                           AlliedSignal Inc.
                           P.O. 2245
                           101 Columbia Road
                           Morristown, New Jersey  07962-2245
                           U.S.A.

                           Attention: Chief Patent Counsel

                  If to Purchaser:

                           Laser Energetics Inc.
                           4044 Quaker  Bridge Road
                           Mercerville, NJ  08619

                           Attention: Robert D. Battis - President

                           with a copy to:

                           Stark & Stark
                           P.O. Box 5315
                           Princeton, New Jersey  08543-5315
                           Attention: Daniel J. Sheridan


                                    9 of 16

            Notices as herein provided for shall be considered to have been effective the earlier of when received or five days after mailing thereof.

10.6 Severability The invalidity or unenforceability of any section or provision of this Agreement shall not affect the validity or enforceability of any one or more of the other sections or provisions. If any section or provision herein is held to be unenforceable for any reason, this Agreement shall be adjusted rather than voided, in order to achieve the intent of the parties to the extent possible. In that event, all other sections and provisions herein shall be deemed valid and enforceable to the fullest extent permitted by applicable law.

10.7 Captions The Section headings contained in this Agreement are for purposes of reference only and shall not limit, or otherwise affect the construction of any provisions of this Agreement.

10.8 Waiver Acceptance by either Party of any performance less than required hereby shall not be deemed to be a waiver of the rights of such Party to enforce all of the terms and conditions hereof. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless reduced to writing and executed by the Party making such waiver.

10.9 Entire Agreement, Modification Except as otherwise specified, this Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions and writings with respect hereto. Unless expressly set forth in this Agreement, no warranties, express or implied, are made and no statements, promises or inducements made or offered by either Party or by any agent or representative of either Party shall be valid or binding. No modification or alteration of this Agreement shall be effective unless made in writing and signed by both Parties hereto.


                                    10 of 16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in duplicate as of the day and year first above written.

AlliedSignal Technologies Inc.                 AlliedSignal Inc.
                                               Defense & Space Systems.


By: /s/ Theo Grigorion                         By: /s/ Daniel J. Sullivan
    ----------------------------                   -----------------------------
Name:  T. Grigorion                            Name:  Daniel J. Sullivan
       -------------------------                      --------------------------
Title: President                               Title: Director, Contracts
       -------------------------                      --------------------------

Laser Energetics Inc.


By: /s/ Robert D. Battis
    ----------------------------
Name:  Robert D. Battis
       -------------------------
Title: Founder, President + CEO
       -------------------------


                                    11 of 16

                                    Exhibit A
                                     Patents

---------------------------------------------------------------------------------------------------------------------
 U.S. Patent No.                         Title                         U.S. Expiration Date  Other Countries
---------------------------------------------------------------------------------------------------------------------
5,331,652         Solid State laser Having Closed Cycle Gas Cooled     03/2013               FR, GB, GE, JP (all
                  Construction                                                               pending)
---------------------------------------------------------------------------------------------------------------------
5,321,711         Segmented Solid State Laser Gain Media with          8/2012                None
                  Gradient Doping Level
---------------------------------------------------------------------------------------------------------------------
5,235,606         Amplification of Ultrashort Pulses with Nd:Glass     10/2011               None
                  Amplifiers Pumped by Alexandrite Free Running Laser
---------------------------------------------------------------------------------------------------------------------
5,142,548         Broadband Tuning and Laser Line Narrowing            04/2010               None
                  Utilizing Birefringent Laser Hosts
---------------------------------------------------------------------------------------------------------------------
4,949,346         Conductively Cooled, Diode-Pumped Solid State Slab   08/2009               None
                  Laser
---------------------------------------------------------------------------------------------------------------------
4,944,567         Laser Imaging Fiber Optic Delivery System            11/2007               None
---------------------------------------------------------------------------------------------------------------------
4,933,946         Conductively Cooled Solid State Slab Laser           08/2009               None
---------------------------------------------------------------------------------------------------------------------
4,858,242         Improved Unitary Solid-State Laser                   03/2005               None
---------------------------------------------------------------------------------------------------------------------
4,835,786         Unitary Solid State Laser                            03/2005               None
---------------------------------------------------------------------------------------------------------------------
4,791,927         Dual-Wavelength Laser Scalpel Background of the      12/2005               None
                  Invention
---------------------------------------------------------------------------------------------------------------------
4,734,913         Unitary Solid-State Laser                            12/2005               None
---------------------------------------------------------------------------------------------------------------------
4,713,824         Noble-Metal Overcoated, Front Surface Silver         12/2004               None
                  Reflectors
---------------------------------------------------------------------------------------------------------------------
4,713,820         Thermal Lensing-Compensated Lanthanum Beryllate      08/2005               None
                  Laser
---------------------------------------------------------------------------------------------------------------------
4,484,334         Optical Beam Concentrator                            11/2001               Canada
---------------------------------------------------------------------------------------------------------------------
4,475,027         Optical Beam Homogenizer                             11/2001               Canada
---------------------------------------------------------------------------------------------------------------------
4,306,427         Chrysoberyl Gemstones                                10/1999               None
---------------------------------------------------------------------------------------------------------------------
4,272,733         Broadly Tunable Chromium - Doped Beryllium           10/1998               Canada
                  Aluminate Lasers and Operation Thereof
---------------------------------------------------------------------------------------------------------------------


                                    12 of 16

                                    Exhibit B
                                 Expired Patents

---------------------------------------------------------------------------------------------------------------------
 U.S. Patent No.                         Title                         U.S. Expiration Date  Other Countries
---------------------------------------------------------------------------------------------------------------------
5,257,274         High Power Laser Employing Fiber Optic Delivery
                  Means
---------------------------------------------------------------------------------------------------------------------
4,829,528         Interlocked ring intractivity raman laser method
                  of generating raman shifted laser output
---------------------------------------------------------------------------------------------------------------------
4,809,283         Method of manufacturing chromium-doped berylliym
                  aluminate laser rod and lasers incorporating the
                  rods therein
---------------------------------------------------------------------------------------------------------------------
4,723,248         Optical Limiter
---------------------------------------------------------------------------------------------------------------------
4,660,205         Multi-Resonater Switching Laser
---------------------------------------------------------------------------------------------------------------------
4,633,475         Optical Limiter
---------------------------------------------------------------------------------------------------------------------
4,630,275         Controlled Slow Q-Switch
---------------------------------------------------------------------------------------------------------------------
4,569,053         Laser Tuner Assembly
---------------------------------------------------------------------------------------------------------------------
4,490,822         Cr-Doped yttrium gallium garnet laser
---------------------------------------------------------------------------------------------------------------------
4,461,947         Rotating laser beam with conincident gas jet
---------------------------------------------------------------------------------------------------------------------
4,415,373         Laser process for gettering defects in
                  semi-conductor devices
---------------------------------------------------------------------------------------------------------------------
4,262,497         Multi-Element Pleochroic gemstones
---------------------------------------------------------------------- ----------------------------------------------


                                    13 of 16

                                    Exhibit C

                           Equipment and Documentation

         Laser Systems
ALX-2015 Air Cooled system with beam expander and diagnostic hardware
                  ALX-1560 Water Cooled system with breadboard, alignment laser, and diagnostic hardware
                  Holographic Laser system as is (power supply and laser head)*

         Laser Components
                  Harmonic generating crystals
                           KD*P SHG crystals
                           BBO SHG crystals
                           KDP 90 degree THG crystals
                  SHG and THG mounting hardware
                  Birefringent tuners and mounts
                  Acousto-optic Q-switches and mounts
                  Electro-optic Q-switches
                  Faraday rotators and mounts
                  Alexandrite laser resonator mirrors
                  Air cooled pump chamber and spare components
                  Water cooled pump chamber spare components
                  Precision apertures for spatial filters
                  Spare flashlamps for laser systems

         Support Equipment
                  Tektronix 7104 Oscilloscope (for ALX-1560 system)
                  Hamamatsu fast photodiode and Bertan HV supply
                  Tektronix 2467 Oscilloscope (for ALX-2015 system)
                  Burleigh variable space Fabry-Perot Etalon
                  Burleigh electronically tunable Fabry-Perot etalon
                  Laser Scientech Energy meters
                  Coherent Labmaster energy meter
                  Laser Precision ratiometers
                  Price pump
                  Raman cell, 1 meter
                  Assorted mounts for diagnostic hardware
                  Barium Sulfate for diffuse pump chambers
                  Englehard 0.003" thick silver foil for air cooled pump chamber

         Documentation
                  Claris CAD hard drive containing drawings for:
                           ALX-1560
                           ALX-2015
                  BRH approval documentation on dual frequency laser system CLEO 1993 marketing information package


                                    14 of 16

Notes:
* Holographic laser system is not functional.
ALX-2015A is not included.
ALX-31 hardware is not included.
Laser rod inventory including boules is not included.


                                    15 of 16

                                    EXHIBIT D

                                 PROMISSORY NOTE

$ THREE HUNDRED AND FIFTY THOUSAND DOLLARS ($350,00.00)

      For value received, the undersigned promises to pay to the order of AlliedSignal Inc. Technologies Inc., the principal sum of Three Hundred and Fifty Thousand Dollars ($ 350,000.00), with interest as specified in Section 3.4, from the date hereof until paid, said principal and interest payable in lawful money of the United States in accordance with Section 3.4, in fourteen
(14) equal annual installments, payable as follows: Twenty-Five Thousand Dollars ($ 25,000.00) on the first day of March, 2000 or 2001 in accordance with the terms of the Agreement, and a like amount on the first day of each and every March month thereafter until the entire sum is paid.

      If payment of any installment is not made in the amount designated, and on the date and place designated the whole of said principal and interest shall forthwith become due and payable at the election of the holder of this note.

      The endorsers and guarantors hereon hereby severally waive presentment for payment, notice of nonpayment, protest, and notice of protest, and diligence in bringing suit against any party hereto.

Dated this _____ day of _________________, 19_____.

                                        ________________________________________


                                        ________________________________________
______ Sworn to before me this ____ day of ___________________________, 19___, in the State of ______________________, County of ______________________.



                                            Notary Public
                                            My Commission Expires ___________


                                    16 of 16